Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of the 10 day of March, 2021(the "Effective Date"), by and between KCP PARMER 3.2 FEE OWNER, LLC, a Delaware limited liability company ("Landlord"), and NSTX, INC., a Delaware corporation ("Tenant," together with Landlord, sometimes collectively referred to herein as the "Parties").

Recitals

A.Landlord and Tenant are the current "Landlord" and "Tenant", respectively, under that certain Lease Agreement dated September 24, 2015, as amended by that certain First Amendment to Lease dated January 6, 2016, as further amended by that certain Confirmation of Commencement Date dated as of January 27, 2016 (as so amended, the "Lease"), regarding the lease of approximately 93,967 rentable square feet of space commonly known as Suites I 00 and 200 of the office building at 13011 McCallen Pass, Austin, Texas 78753, as more particularly described in the Lease ("Premises").

B.Tenant desires to install Additional Shafts (as described in the Lease) pursuant to the terms and conditions herein and Landlord and Tenant desire to amend certain other provisions of the Lease, as more particularly set forth in this Amendment.

Agreement

In consideration of the premises and the mutual covenants and agreements hereinafter made, and for other good and valuable consideration, the receipt, validity and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I. Additional Shafts. Landlord and Tenant acknowledge and agree that Tenant shall have the right to install the Additional Shafts consistent with the architectural drawings for such Additional Shafts provided to Landlord by Tenant and the terms in Section 8(a) of the Lease. Upon the Effective Date, the term "Premises" will include the Additional Shafts and the rentable square footage of the Premises shall be increased by 34 rentable square feet from 93,967 rentable square feet to 94,001 rentable square feet, and all references in the Lease to the "Premises" shall be modified accordingly.

2.Basic Rent. Commencing on the Effective Date and throughout the remainder of the Term, Tenant shall pay Basic Rent as follows for the Premises at the times and in the manner set forth in the Lease:

Period	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
Effective Date through November 30, 2021	$24.00	$188,002.00
December 1, 2021 through November 30, 2022	$24.50	$191,918.71
December 1, 2022 through November 30, 2023	$25.00	$195,835.42

December 1, 2023 through November 30, 2024	$25.50	$199,752.13
December 1, 2024 through November 30, 2025	$26.00	$203,668.83
December 1, 2025 through November 30, 2026	$26.50	$207,585.54

3.Tenant’s Proportionate Share. Tenant shall remain obligated to pay Additional Rent during the Term and, effective as of the Effective Date, Tenant’s Proportionate Share shall be amended to be 49.0% rather than 48.9%.

4.Brokers. Landlord and Tenant each represent and warrant to the other Party that it has not used the services of a broker or other real estate agent or licensee in connection with this Amendment. Landlord and Tenant hereby agree to indemnify and to hold harmless each other against any loss, expense or liability with respect to any claims for commissions, finder’s fees or brokerage fees arising from or out of any breach of the foregoing representation and warranty.

5.	Miscellaneous.

(a)All terms and conditions of the Lease not expressly modified by this Amendment shall remain in full force and effect, and, in the event of any inconsistencies between this Amendment and the terms of the Lease, the terms set forth in this Amendment shall govern and control. All references in the Lease to “this Lease” or similar wording shall mean the Lease as amended by this Amendment. The preamble and recitals set forth above are hereby incorporated into this Amendment by this reference in their entirety.

(b)This Amendment may be executed in one or more counterparts, which shall be construed together as one document. A telecopy or electronic delivery [i.e., the transmission by either party of its signature on an original or any copy of this instrument via fax machine or over the internet in electronic photostatic format (e.g., .pdf Adobe)] shall be deemed to be the delivery by such party of its original signature hereon.

(c)Unless defined differently herein or the context clearly requires otherwise, all terms used in this Amendment shall have the meanings ascribed to them under the Lease.

(d)In the event of any action at law or in equity between the Parties to enforce any of the provisions hereof, the non-prevailing party to such litigation shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees (including costs and expenses incurred in connection with all appeals) incurred by the prevailing party, and these costs, expenses and attorneys’ fees may be included in and as part of the judgment.

(e)This Amendment (i) shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors, assigns, receivers and trustees; (ii) may be modified or amended only by a written agreement executed by each of the Parties; and (iii) shall be governed by and construed in accordance with the laws of the State of Texas.

(f)This Amendment shall not be binding upon or effective against Landlord or Tenant unless and until Landlord receives the written consent of Landlord’s lender(s)

approving Landlord’s execution and delivery of this Amendment. Landlord shall submit this Amendment to its lender for consent within five (5) business days after Tenant’s delivery of same to Landlord, and thereafter shall use diligent efforts to obtain such consent. Landlord’s delivery of this Amendment as executed by Landlord shall be deemed evidence that Landlord has received such consent.

[signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

LANDLORD:

KCP PARMER 3.2 FEE OWNER, LLC, a
Delaware limited liability company

By:	/s/ David Adel
Name:	David Adel
Title:	Authorized Officer

TENANT:

NSTX, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Second Amendment to

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

LANDLORD:

KCP PARMER 3.2 FEE OWNER, LLC, a
Delaware limited liability company

By:
Name:
Title:	Authorized Officer

TENANT:

NSTX, INC., a Delaware corporation

By:	/s/ Robert A. Schueren
Name:	/s/ Robert A. Schueren
Title:	COO

Signature Page to Second Amendment to